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                                                                     Exhibit 2.2


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
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          ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of April 30 1999, between BUSINESS INTERNET, INC., a Delaware corporation having an office at 1 Digex Plaza, Beltsville, Maryland 20705 ("Assignor") and DIGEX, INCORPORATED, a
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Delaware corporation having an office at 1 Digex Plaza Beltsville, Maryland
20705 ("Assignee").
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                                   RECITALS
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          WHEREAS, Assignor and Assignee have entered into a Contribution
Agreement dated as of the date hereof (the "Contribution Agreement"), pursuant
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to which Assignor is transferring to Assignee, among other things, all of
Assignor's right, title and interest under the Acquired Contracts, as such term is defined in the Contribution Agreement; and

          WHEREAS, the parties desire that Assignor assign to Assignee all of Assignors' rights, title and interest in and to the Acquired Contracts and that Assignee assume all of Assignor's liabilities and obligations thereunder arising on or after the date hereof

          NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the parties hereby agree as follows;


          1. Assignor hereby assigns and transfers to Assignee, all of Assignor's rights, title and interest in and to the Acquired Contracts.

          2. Assignee hereby accepts such transfer and assumes and agrees to perform when due all of the liabilities and obligations of Assignor under the Acquired Contracts arising on or after the date hereof.

          3. This agreement constitutes the legal, valid and binding obligations of Assignor and Assignee enforceable in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this instrument as of the date first written above.


                                        BUSINESS INTERNET, INC.


                                        By: /s/ Robert M. Manning
                                           -----------------------------------
                                           Name:  Robert M. Manning
                                           Title: Vice President, Treasurer and
                                                  Assistant Secretary

                                        DIGEX INCORPORATED

                                        By: /s/ Nancy G. Faigen
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                                           Name:  Nancy G. Faigen
                                           Title: President and Chief
                                                   Executive Officer